Exhibit 99.1

ConnectOne Bancorp, Inc. Reports a 14.3% Increase in First Quarter Net Income

ENGLEWOOD CLIFFS, N.J., April 27, 2017 (GLOBE NEWSWIRE) -- ConnectOne Bancorp, Inc. (Nasdaq:CNOB) (the “Company” or “ConnectOne”), parent company of ConnectOne Bank (the “Bank”), today reported net income of $11.9 million for the first quarter of 2017, a 14.3% increase from $10.4 million earned during the first quarter of 2016.  Diluted earnings per share increased to $0.37 during the current quarter versus $0.34 earned in the prior-year first quarter. During the sequential fourth quarter 2016, the Company reported a loss of $(2.0) million, or $(0.07) per diluted share, due to a $24.0 million charge largely related to transferring the Bank’s taxi medallion portfolio to the held-for-sale category.

Frank Sorrentino, ConnectOne’s Chairman and CEO stated, “ConnectOne has maintained solid momentum executing against key operating objectives and we’re off to a great start in 2017 with strong first quarter results.  Gross loan fundings during the quarter were a robust $340 million, strengthened by an increase in lending opportunities due, in part, to escalating regulatory and capacity pressures on our in-market competition.  Our loans receivable portfolio increased by nearly $100 million from year-end 2016, still strong, but impacted by anticipated borrower pay-downs in the construction portfolio and pay-offs.  Return on average assets reached 1.10%, our return on average tangible equity was in excess of 12%, and our net interest margin widened to 3.40% under GAAP, and to 3.33% excluding the benefit of purchase accounting, reversing a long downward trend due to the protracted low interest rate environment.  Our efficiency ratio increased, reflecting typical seasonality for the first quarter, to 44.0%, but is still indicative of an extraordinarily efficient infrastructure. We expect this ratio to remain in the low 40% range.  Our outlook for 2017 is positive, as we remain well-positioned to capitalize on organic growth opportunities throughout the New York metropolitan region.”

Operating Results

Fully taxable equivalent net interest income for the first quarter of 2017 was $34.0 million, a decrease of $0.2 million, or 0.5%, from the fourth quarter of 2016, due to 2 fewer days in the current quarter, partially offset by a 4 basis-point widening of the net interest margin to 3.40% from 3.36%. Included in net interest income was accretion and amortization of purchase accounting adjustments of $0.6 million and $1.0 million during the first quarter of 2017 and fourth quarter of 2016, respectively.  Excluding these purchase accounting adjustments, the adjusted net interest margin was 3.33% in the first quarter of 2017, widening by 6 basis-points from the fourth quarter 2016 adjusted net interest margin of 3.27%. The increase in the adjusted net interest margin was primarily attributable to higher short-term rates, an improved mix of interest-earning assets and stable rates paid on deposits. Fully taxable equivalent net interest income for the first quarter of 2017 also reflected an increase of $2.0 million, or 6.2%, from the first quarter of 2016, resulting from an 8.7% increase in interest earning assets, partially offset by a 5 basis-point contraction of the net interest margin to 3.40% from 3.45%. Included in net interest income was accretion and amortization of purchase accounting adjustments of $0.6 million and $1.3 million during the first quarter of 2017 and first quarter of 2016, respectively.  Excluding these purchase accounting adjustments, the adjusted net interest margin was 3.33% in the first quarter of 2017, widening by 2 basis-points from the first quarter of 2016 adjusted net interest margin of 3.31%. The slight increase in the adjusted net interest margin was primarily attributable to improved mix and rates on our interest-earning assets.

Noninterest income totaled $3.0 million in the first quarter of 2017, $1.6 million in the fourth quarter of 2016 and $1.2 million in the first quarter of 2016.  The first quarter of 2017 included net securities gains of $1.6 million.  There were no net securities gains during both the fourth quarter of 2016 and first quarter of 2016.  Excluding the securities gains, noninterest income decreased approximately $0.2 million from the sequential quarter and increased $0.2 million from the prior year first quarter.  The decrease from the sequential quarter was primarily attributable to decreases in deposit fees which are typically lower in the first quarter due to seasonal factors.  The increase from the prior year first quarter was primarily attributable to an increase in deposit, loan and other income and BOLI income.  Noninterest income also includes annuities and life insurance commissions.

Noninterest expenses totaled $18.2 million for the first quarter of 2017, up $2.9 million from $15.3 million for the fourth quarter of 2016 and up $3.9 million from $14.4 million for the first quarter of 2016.  The increase from the sequential quarter was mainly attributable to an increase in the taxi medallion loans held-for-sale valuation allowance of $2.6 million.  In addition, increases in salaries and employee benefits expense ($0.3 million), occupancy and equipment expenses ($0.1 million) and other expenses ($0.1 million), partially offset by decreases in professional and consulting expenses ($0.2 million) contributed to the overall increase in noninterest expenses from the fourth quarter of 2016.  The increase from the prior year first quarter was mainly attributable to the aforementioned valuation allowance.  In addition, increases in salaries and employee benefits ($0.6 million), FDIC insurance premiums ($0.3 million), data processing ($0.1 million), marketing and advertising expenses ($0.1 million) and other expense ($0.2 million) contributed to the overall increase in noninterest expense from the first quarter of 2016.  The increases over the prior year first quarter were the result of increased levels of business and staff resulting from organic growth.

Income tax expense was $4.9 million for the first quarter of 2017, compared to an income tax benefit of $(3.4) million for the fourth quarter of 2016 and income tax expense of $4.8 million for the first quarter of 2016.  Included in income tax expense for the first quarter of 2017 is a benefit of $133 thousand which resulted from the effect of implementing ASU 2016-09, which relates to the recognition of excess tax benefits in the income statement (formerly through equity) that result from employee share-based payment awards. The effective tax rate for the current quarter was 29.3% versus 31.5% for the prior-year quarter.  Excluding any changes to the taxi medallion valuation allowance, the effective tax rate for 2017 is expected to be maintained in the low 30% range.

Asset Quality

The provision for loan and lease losses decreased to $1.1 million in the first quarter of 2017 from $25.2 million in the fourth quarter of 2016, and from $3.0 million in the first quarter of 2016.  The decrease from the sequential quarter was largely attributable to additional reserves of approximately $24.0 million specifically allocated to the Bank’s taxi medallion portfolio that occurred during the fourth quarter of 2016, and reflected solid asset quality metrics throughout the Bank’s growing loan receivable portfolio.  The decrease from the prior year quarter was largely attributable to decreases in specific reserves.

As of March 31, 2017, loans held-for-sale included loans secured by taxi medallions totaling $61.3 million (net of a valuation allowance of $2.6 million), compared to $65.6 million as of December 31, 2016.  The decrease was primarily attributable to the aforementioned valuation allowance, a payoff of two corporate medallions for $1.1 million, and debt service applied to loan carrying values.

Nonperforming assets, which includes nonaccrual loans and other real estate owned, were $72.4 million at March 31, 2017, $69.4 million at December 31, 2016 and $23.1 million at March 31, 2016. Included in nonperforming assets were taxi medallion loans, totaling $59.0 million at March 31, 2017, $63.0 million at December 31, 2016 and $1.9 million at March 31, 2016.  Nonperforming assets as a percent of total assets were 1.62% at March 31, 2017, 1.57% at December 31, 2016, and 0.57% at March 31, 2016.  Excluding the taxi medallion loans, nonaccrual loans increased to $12.8 million at March 31, 2017, from $5.7 million at December 31, 2016 and decreased from $19.6 million at March 31, 2016.  Nonaccrual loans as a percent of loans receivable, excluding taxi medallion loans, were 0.36% at March 31, 2017, 0.16% at December 31, 2017 and 0.62% at March 31, 2016.

Annualized net charge-offs were (0.01)% (a net recovery) for the first quarter of 2017, 4.23% for the fourth quarter of 2016, and 0.06% for the first quarter of 2016. The allowance for loan and lease losses represented 0.75%, 0.74%, and 0.89% of loans receivable as of March 31, 2017, December 31, 2016 and March 31, 2016, respectively.  The allowance as a percentage of nonaccruals, excluding taxi medallion loans, was 210.3% as of March 31, 2017, 449.0% as of December 31, 2016 and 117.9% as of March 31, 2016.

Selected Balance Sheet Items

At March 31, 2017, the Company’s total assets were $4.5 billion, an increase of $34.5 million from December 31, 2016. Total loans at March 31, 2017 were $3.6 billion, reflecting net loan growth (loan originations less pay-downs and pay-offs) of $96 million from December 31, 2016, primarily attributable to increases in multifamily ($85 million), other commercial real estate ($37 million) and residential real estate ($10 million), offset by decreases in construction ($26 million) and commercial and industrial ($12 million).

The Company’s stockholders’ equity was $540 million at March 31, 2017, an increase of $9.2 million from December 31, 2016. The increase in stockholders’ equity was primarily attributable to an increase of $9.5 million in retained earnings, and approximately $0.4 million of equity issuance related to stock-based compensation, partially offset by an increase to accumulated other comprehensive loss of $0.4 million.  As of March 31, 2017, the Company’s tangible common equity ratio and tangible book value per share were 9.08% and $12.23, respectively.  As of December 31, 2016, the tangible common equity ratio and tangible book value per share were 8.93% and $11.96, respectively. Total goodwill and other intangible assets were approximately $149 million as of March 31, 2017 and December 31, 2016, respectively.

Use of Non-GAAP Financial Measures

In addition to the results presented in accordance with Generally Accepted Accounting Principles ("GAAP"), ConnectOne routinely supplements its evaluation with an analysis of certain non-GAAP financial measures including return on average tangible assets, return on average tangible common equity, operating efficiency ratio, adjusted net interest margin, tangible common equity ratio and tangible book value per common share. ConnectOne believes these non-GAAP financial measures, in addition to the related GAAP measures, provide meaningful information to investors in understanding our operating performance and trends, and facilitates comparisons with the performance of peers. Reconciliations of non-GAAP disclosures used in this earnings release to the comparable GAAP measures are provided in the accompanying tables.

About ConnectOne Bancorp, Inc.

ConnectOne is a New Jersey corporation and a registered bank holding company pursuant to the Bank Holding Company Act of 1956, as amended, and serves as the holding company for ConnectOne Bank ("the Bank"). The Bank is a community-based, full-service New Jersey-chartered commercial bank that was founded in 2005. The Bank operates from its headquarters located at 301 Sylvan Avenue in the Borough of Englewood Cliffs, Bergen County, New Jersey, and through its 20 other banking offices.

For more information visit https://www.ConnectOneBank.com/.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, those factors set forth in Item 1A – Risk Factors of the Company’s Annual Report on Form 10-K, as filed with the Securities Exchange Commission, and changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands)
	March 31,	December 31,	March 31,
	2017	2016	2016
	(unaudited)		(unaudited)
ASSETS
Cash and due from banks	$35,867	$37,150	$34,603
Interest-bearing deposits with banks	126,002	163,249	83,656
Cash and cash equivalents	161,869	200,399	118,259

Investment securities:
Available-for-sale	352,476	353,290	191,331
Held-to-maturity (fair value of $ -, $ -, $229,470)	-	-	219,373

Loans held-for-sale (net of $2,600, $ -, $ - valuation allowance)	62,255	78,005	-

Loans receivable	3,571,663	3,475,832	3,263,813
Less: Allowance for loan and lease losses	26,901	25,744	29,074
Net loans receivable	3,544,762	3,450,088	3,234,739

Investment in restricted stock, at cost	24,985	24,310	31,487
Bank premises and equipment, net	22,259	22,075	22,652
Accrued interest receivable	12,701	12,965	12,604
Bank owned life insurance	99,063	98,359	79,412
Other real estate owned	580	626	1,696
Goodwill	145,909	145,909	145,909
Core deposit intangibles	2,895	3,088	3,691
Other assets	31,062	37,234	29,847
Total assets	$4,460,816	$4,426,348	$4,091,000

LIABILITIES
Deposits:
Noninterest-bearing	$671,183	$694,977	$614,507
Interest-bearing	2,684,294	2,649,294	2,278,564
Total deposits	3,355,477	3,344,271	2,893,071
Borrowings	491,226	476,280	646,501
Subordinated debentures (net of $580, $621, $763 in debt issuance costs)	54,575	54,534	54,392
Other liabilities	19,261	20,231	22,309
Total liabilities	3,920,539	3,895,316	3,616,273

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
Common stock	412,546	412,726	374,287
Additional paid-in capital	11,796	11,407	9,324
Retained earnings	135,939	126,462	112,663
Treasury stock	(16,717)	(16,717)	(16,717)
Accumulated other comprehensive loss	(3,287)	(2,846)	(4,830)
Total stockholders' equity	540,277	531,032	474,727
Total liabilities and stockholders' equity	$4,460,816	$4,426,348	$4,091,000

CONNECTONE BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except for per share data)

	Three Months Ended
	03/31/17	12/31/16	03/31/16
Interest income
Interest and fees on loans	$38,006	$38,600	$35,017
Interest and dividends on investment securities:
Taxable	1,548	1,389	2,140
Tax-exempt	954	959	883
Dividends	330	336	352
Interest on federal funds sold and other short-term investments	246	215	134
Total interest income	41,084	41,499	38,526
Interest expense
Deposits	5,109	5,135	3,939
Borrowings	2,834	2,957	3,267
Total interest expense	7,943	8,092	7,206

Net interest income	33,141	33,407	31,320
Provision for loan and lease losses	1,100	25,200	3,000
Net interest income after provision for loan and lease losses	32,041	8,207	28,320

Noninterest income
Annuities and insurance commissions	39	51	40
Income on bank owned life insurance	703	715	612
Net gains on sale of loans held-for-sale	21	86	35
Deposit, loan and other income	643	721	515
Net gains on sale of investment securities	1,596	-	-
Total noninterest income	3,002	1,573	1,202

Noninterest expenses
Salaries and employee benefits	8,206	7,888	7,599
Occupancy and equipment	2,255	2,122	2,247
FDIC insurance	895	985	595
Professional and consulting	718	901	711
Marketing and advertising	256	222	184
Data processing	1,149	1,106	1,024
Amortization of core deposit intangible	193	193	217
Increase in valuation allowance, loans held-for-sale	2,600	-	-
Other expenses	1,977	1,835	1,776
Total noninterest expenses	18,249	15,252	14,353

Income (loss) before income tax expense	16,794	(5,472)	15,169
Income tax expense (benefit)	4,914	(3,448)	4,778
Net income (loss)	11,880	(2,024)	10,391
Less: Preferred stock dividends	-	-	22
Net income (loss) available to common stockholders	$11,880	$(2,024)	$10,369

Earnings per common share:
Basic	$0.37	$(0.07)	$0.35
Diluted	0.37	(0.07)	0.34

Dividends per common share	$0.075	$0.075	$0.075

ConnectOne's management believes that the supplemental financial information, including non-GAAP measures, provided below is useful to investors. The non-GAAP measures should not be viewed as a substitute for financial results determined in accordance with GAAP, and are not necessarily comparable to non-GAAP financial measures presented by other companies.

CONNECTONE BANCORP, INC.
SUPPLEMENTAL GAAP AND NON-GAAP FINANCIAL MEASURES
(dollars in thousands, except share data)
	As of
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2017	2016	2016	2016	2016
Selected Financial Data
Total assets	$4,460,816	$4,426,348	$4,327,804	$4,262,914	$4,091,000
Loans receivable:
Commercial	541,690	554,065	644,430	630,425	601,708
Commercial real estate-other	1,192,074	1,154,154	1,139,641	1,104,214	1,087,388
Commercial real estate-multifamily	1,134,760	1,050,067	961,163	967,555	940,913
Commercial construction	460,611	486,228	471,109	443,277	402,594
Residential	242,883	232,547	229,401	230,497	231,319
Consumer	2,811	2,380	2,879	1,976	1,851
Gross loans	3,574,829	3,479,441	3,448,623	3,377,944	3,265,773
Unearned net origination fees	(3,166)	(3,609)	(3,147)	(2,324)	(1,960)
Loans receivable	3,571,663	3,475,832	3,445,476	3,375,620	3,263,813
Loans held-for-sale (net of valuation allowance)	62,255	78,005	15,112	360	-
Total loans	3,633,918	3,553,837	3,460,588	3,375,980	3,263,813

Securities available-for-sale	352,476	353,290	338,459	208,266	191,331
Securities held-to-maturity	-	-	-	214,718	219,373
Goodwill and other intangible assets	148,804	148,997	149,190	149,383	149,600
Deposits:
Noninterest-bearing	671,183	694,977	655,683	648,664	614,508
Interest-bearing	547,934	563,740	531,500	523,742	517,809
Savings	188,790	205,551	207,717	210,040	219,865
Money market	977,357	911,867	866,710	866,643	678,222
Time deposits	970,213	968,136	1,007,339	951,904	862,667
Total deposits	3,355,477	3,344,271	3,268,949	3,200,993	2,893,071

Borrowings	491,226	476,280	481,337	496,414	646,501
Subordinated debentures (net of issuance costs)	54,575	54,534	54,490	54,441	54,392
Total stockholders' equity	540,277	531,032	499,588	484,414	474,727

Quarterly Average Balances
Total assets	$4,382,314	$4,349,961	$4,344,796	$4,212,307	$4,034,375
Loans receivable:
Commercial	557,347	644,263	632,892	626,902	585,773
Commercial real estate (including multifamily)	2,222,795	2,130,955	2,081,741	2,056,263	2,005,872
Commercial construction	466,455	479,342	462,399	418,769	361,108
Residential	237,418	229,738	229,953	231,553	236,404
Consumer	2,460	2,777	2,771	2,865	2,670
Gross loans	3,486,475	3,487,075	3,409,756	3,336,352	3,191,827
Unearned net origination fees	(3,304)	(3,151)	(2,956)	(2,295)	(2,397)
Loans receivable	3,483,171	3,483,924	3,406,800	3,334,057	3,189,430
Loans held-for-sale	65,860	4,549	478	395	142
Total loans	3,549,031	3,488,473	3,407,278	3,334,452	3,189,572

Securities available-for-sale	367,940	351,809	269,895	202,103	222,776
Securities held-to-maturity	-	-	143,146	218,220	194,474
Goodwill and other intangible assets	148,930	149,123	149,317	149,525	149,741
Deposits:
Noninterest-bearing	655,597	666,913	640,323	581,743	609,312
Interest-bearing	549,335	534,127	553,401	528,954	503,896
Savings	199,000	205,477	211,162	215,267	215,491
Money market	958,656	891,764	872,937	791,845	656,557
Time deposits	963,976	985,944	1,007,530	889,561	807,801
Total deposits	3,326,564	3,284,225	3,285,353	3,007,370	2,793,057

Borrowings	442,595	476,925	488,015	639,054	684,469
Subordinated debentures	55,155	55,155	55,155	55,155	55,155
Total stockholders' equity	539,544	511,663	495,141	483,519	482,503

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2017	2016	2016	2016	2016
Net interest income	$33,141	$33,407	$33,024	$32,394	$31,320
Provision for loan and lease losses	1,100	25,200	6,750	3,750	3,000
Net interest income after provision for loan and lease losses	32,041	8,207	26,274	28,644	28,320
Noninterest income
Annuity and insurance commissions	39	51	68	32	40
Income on bank owned life insurance	703	715	615	616	612
Net gains on sale of loans held-for-sale	21	86	56	56	35
Deposit, loan and other income	643	721	706	763	515
Net gains on sale of investment securities	1,596	-	4,131	103	-
Total noninterest income	3,002	1,573	5,576	1,570	1,202
Noninterest expenses
Salaries and employee benefits	8,206	7,888	7,791	7,753	7,599
Occupancy and equipment	2,255	2,122	2,049	2,154	2,247
FDIC insurance	895	985	745	615	595
Professional and consulting	718	901	667	700	711
Marketing and advertising	256	222	293	250	184
Data processing	1,149	1,106	1,002	1,010	1,024
Amortization of core deposit intangible	193	193	193	217	217
Increase in valuation allowance, loans held-for-sale	2,600	-	-	-	-
Other expenses	1,977	1,835	1,811	1,653	1,776
Total noninterest expenses	18,249	15,252	14,551	14,352	14,353

Income (loss) before income tax expense	16,794	(5,472)	17,299	15,862	15,169
Income tax expense (benefit)	4,914	(3,448)	5,443	5,003	4,778
Net income (loss)	$11,880	$(2,024)	$11,856	$10,859	$10,391
Less: preferred dividends	-	-	-	-	22
Net income (loss) available to common stockholders	$11,880	$(2,024)	$11,856	$10,859	$10,369
Weighted average diluted shares outstanding	32,192,643	30,729,359	30,401,684	30,340,376	30,257,676
Diluted EPS	$0.37	$(0.07)	$0.39	$0.36	$0.34

Return on Assets Measures
Average assets	$4,382,314	$4,349,961	$4,344,796	$4,212,307	$4,034,375
Less: average intangible assets	(148,930)	(149,123)	(149,317)	(149,525)	(149,741)
Average tangible assets	$4,233,384	$4,200,838	$4,195,479	$4,062,782	$3,884,634
Return on avg. assets (GAAP)	1.10%	-0.19%	1.09%	1.04%	1.04%
Return on avg. tangible assets (Non-GAAP) (1)	1.15%	-0.18%	1.14%	1.09%	1.09%
_____
(1) Net income excluding amortization of intangible assets divided by average tangible assets.

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2017	2016	2016	2016	2016
Return on Equity Measures
Average common equity	$539,544	$511,663	$495,141	$483,519	$473,849
Less: average intangible assets	(148,930)	(149,123)	(149,317)	(149,525)	(149,741)
Average tangible common equity	$390,614	$362,540	$345,824	$333,994	$324,108

Return on avg. common equity (GAAP)	8.93%	-1.57%	9.53%	9.03%	8.80%
Return on avg. tangible common equity (non-GAAP) (2)	12.45%	-2.10%	13.77%	13.23%	13.03%

Efficiency Measures
Total noninterest expenses	$18,249	$15,252	$14,551	$14,352	$14,353
Increase in valuation allowance, loans held-for-sale	(2,600)	-	-	-	-
Foreclosed property expense	(100)	(81)	(37)	10	(167)
Operating noninterest expense	$15,549	$15,171	$14,514	$14,362	$14,186

Net interest income (FTE)	$33,956	$34,120	$33,762	$33,112	$31,985
Noninterest income	3,002	1,573	5,576	1,570	1,202
Net gains on sales of investment securities	(1,596)	-	(4,131)	(103)	-
Operating revenue	$35,362	$35,693	$35,207	$34,579	$33,187

Operating efficiency ratio (non-GAAP) (3)	44.0%	42.5%	41.2%	41.5%	42.7%

Net Interest Margin
Average interest-earning assets	$4,053,324	$4,038,030	$4,041,020	$3,912,802	$3,728,958

Net interest income (FTE)	$33,956	$34,120	$33,762	$33,112	$31,985
Impact of purchase accounting fair value marks	(649)	(960)	(1,045)	(1,245)	(1,335)
Adjusted net interest income	$33,307	$33,160	$32,717	$31,867	$30,650

Net interest margin (GAAP)	3.40%	3.36%	3.32%	3.40%	3.45%
Adjusted net interest margin (non-GAAP) (4)	3.33%	3.27%	3.22%	3.28%	3.31%
_____
(2) Earnings available to common stockholders excluding amortization of intangibles divided by average tangible common equity.
(3) Operating noninterest expense divided by operating revenue.
(4) Adjusted net interest income divided by average interest-earning assets.

	As of
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
(dollars in thousands, except share data)	2017	2016	2016	2016	2016
Capital Ratios and Book Value per Share
Common equity	$540,277	$531,032	$499,588	$484,414	$474,727
Less: intangible assets	(148,804)	(148,997)	(149,190)	(149,383)	(149,600)
Tangible common equity	$391,473	$382,035	$350,398	$335,031	$325,127

Total assets	$4,460,816	$4,426,348	$4,327,804	$4,262,914	$4,091,000
Less: intangible assets	(148,804)	(148,997)	(149,190)	(149,383)	(149,600)
Tangible assets	$4,312,012	$4,277,351	$4,178,614	$4,113,531	$3,941,400

Common shares outstanding	32,004,471	31,944,403	30,197,318	30,197,318	30,163,078

Common equity ratio (GAAP)	12.11%	12.00%	11.54%	11.36%	11.60%
Tangible common equity ratio (non-GAAP) (5)	9.08%	8.93%	8.39%	8.14%	8.25%

Regulatory capital ratios (Bancorp):
Leverage ratio	9.44%	9.29%	8.49%	8.52%	8.66%
Common equity Tier 1 risk-based ratio	9.79%	9.74%	9.25%	9.10%	9.06%
Risk-based Tier 1 capital ratio	9.92%	9.87%	9.38%	9.23%	9.20%
Risk-based total capital ratio	11.83%	11.78%	11.69%	11.44%	11.36%

Regulatory capital ratios (Bank):
Leverage ratio	10.50%	10.34%	9.57%	9.62%	9.83%
Common equity Tier 1 risk-based ratio	11.03%	10.98%	10.58%	10.43%	10.45%
Risk-based Tier 1 capital ratio	11.03%	10.98%	10.58%	10.43%	10.45%
Risk-based total capital ratio	11.70%	11.63%	11.57%	11.30%	11.24%

Book value per share (GAAP)	$16.88	$16.62	$16.54	$16.04	$15.74
Tangible book value per share (non-GAAP) (6)	12.23	11.96	11.60	11.09	10.78

	Three Months Ended
	Mar. 31,	Dec. 31,	Sept. 30,	June 30,	Mar. 31,
	2017	2016	2016	2016	2016
Net Charge-Off Detail
Net loan charge-offs:
Charge-offs	$71	$37,074	$1,910	$77	$512
Recoveries	(129)	(2)	(12)	(16)	(14)
Net loan charge-offs	$(58)	$37,072	$1,898	$61	$498
as a % of average total loans (annualized)	-0.01%	4.23%	0.22%	0.01%	0.06%

Asset Quality
Nonaccrual taxi medallion loans	$59,054	$63,044	$3,637	$3,882	$1,871
Nonaccrual loans, excluding taxi medallion loans	12,790	5,734	7,856	18,029	19,579
Other real estate owned	580	626	626	2,029	1,696
Total nonperforming assets	$72,424	$69,404	$12,119	$23,940	$23,146

Performing troubled debt restructurings	$10,005	$13,338	$105,338	$97,831	$95,122

Allowance for loan and lease losses ("ALLL")	$26,901	$25,744	$37,615	$32,763	$29,074
ALLL, net of taxi specific reserves	26,901	25,744	25,081	25,026	23,087

Nonaccrual loans as a % of loans receivable, excluding taxi medallion loans	0.36%	0.16%	0.24%	0.55%	0.62%
Nonperforming assets as a % of total assets	1.62%	1.57%	0.28%	0.56%	0.57%
ALLL as a % of loans receivable	0.75%	0.74%	1.09%	0.97%	0.89%
ALLL as a % of nonaccrual loans	37.4%	37.4%	327.3%	149.5%	135.5%
ALLL (excluding taxi medallion specific reserves) as a % of nonaccrual loans (excluding taxi medallion loans)	210.3%	449.0%	319.3%	138.8%	117.9%
ALLL (excluding taxi medallion specific reserves) as a % of loans receivable (excluding taxi medallion loans)	0.75%	0.74%	0.75%	0.76%	0.73%
_____
(5) Tangible common equity divided by tangible assets.
(6) Tangible common equity divided by common shares outstanding at period-end.

CONNECTONE BANCORP, INC.
NET INTEREST MARGIN ANALYSIS
(dollars in thousands)
	For the Three Months Ended
	March 31, 2017			December 31, 2016			March 31, 2016
	Average			Average			Average
Interest-earning assets:	Balance	Interest	Rate (8)	Balance	Interest	Rate (8)	Balance	Interest	Rate (8)
Investment securities (1) (2)	$366,473	$3,015	3.34%	$346,377	$2,864	3.29%	$415,481	$3,499	3.39%
Loans receivable and loans held-for-sale (2) (3) (4)	3,549,031	38,308	4.38	3,488,473	38,797	4.42	3,189,572	35,206	4.44
Federal funds sold and interest-
bearing deposits with banks	115,025	246	0.87	178,845	215	0.48	90,712	134	0.59
Restricted investment in bank stock	22,795	330	5.87	24,335	336	5.49	33,193	352	4.26
Total interest-earning assets	4,053,324	41,899	4.19	4,038,030	42,212	4.16	3,728,958	39,191	4.23
Allowance for loan losses	(26,215)			(38,932)			(27,221)
Noninterest-earning assets	355,205			350,863			332,638
Total assets	$4,382,314			$4,349,961			$4,034,375

Interest-bearing liabilities:
Money market deposits	958,656	1,515	0.64	891,764	1,346	0.60	656,557	812	0.50
Savings deposits	199,000	79	0.16	205,477	146	0.28	215,491	157	0.29
Time deposits	963,976	3,091	1.30	985,944	3,199	1.29	807,801	2,535	1.26
Other interest-bearing deposits	549,335	424	0.31	534,127	444	0.33	503,896	435	0.35
Total interest-bearing deposits	2,670,967	5,109	0.78	2,617,312	5,135	0.78	2,183,745	3,939	0.73

Borrowings	442,595	1,985	1.82	476,925	2,105	1.76	684,469	2,413	1.42
Subordinated debentures (5)	55,155	808	5.94	55,155	810	5.84	55,155	811	5.91
Capital lease obligation	2,752	41	6.04	2,783	42	6.00	2,874	43	6.02
Total interest-bearing liabilities	3,171,469	7,943	1.02	3,152,175	8,092	1.02	2,926,243	7,206	0.99

Demand deposits	655,597			666,913			609,312
Other liabilities	15,705			19,210			16,317
Total noninterest-bearing liabilities	671,302			686,123			625,629
Stockholders' equity	539,543			511,663			482,503
Total liabilities and stockholders' equity	$4,382,314			$4,349,961			$4,034,375

Net interest income (tax equivalent basis)		33,956			34,120			31,985
Net interest spread (6)			3.17%			3.14%			3.24%

Net interest margin (7)			3.40%			3.36%			3.45%

Tax equivalent adjustment		(815)			(713)			(665)
Net interest income		$33,141			$33,407			$31,320
______________________
(1) Average balances are calculated on amortized cost.
(2) Interest income is presented on a tax equivalent basis using 35% federal tax rate.
(3) Includes loan fee income.
(4) Loans include nonaccrual loans.
(5) Does not reflect netting of debt issuance costs of $580, $621 and $763 for the three months ended March 31, 2017, December 31, 2016 and March 31, 2016, respectively.
(6) Represents difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities and is presented on a tax equivalent basis.
(7) Represents net interest income on a tax equivalent basis divided by average total interest-earning assets.
(8) Rates are annualized.

Investor Contact:

William S. Burns
Executive VP & CFO
201.816.4474; bburns@cnob.com

Media Contact:
Jake Ciorciari, MWW
646.376.7042; jciorciari@mww.com